                                   EXHIBIT 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
March 7, 2002


Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Form 8-K dated May 1, 2002, of Weekly Reader Corporation, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


                                  /s/ Arthur Andersen LLP
                                      -------------------
                                      Arthur Andersen LLP




cc:   Mr. Robert J. Jackson
      President
      Weekly Reader Corporation